UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): January 3, 2012

UTG, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16867	20-2907892
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

5250 South Sixth Street
Springfield, Illinois 62703
(Address of principal executive offices and zip code)

(217) 241-6300

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 – Corporate Governance and Management

Item 5.02.  Compensatory Arrangements of Certain Officers.

At a meeting of the Compensation Committee of the Board of Directors on December 29, 2011, bonuses were approved for Mr. Jesse T. Correll, CEO and Chairman of the Board of Directors, Mr. Theodore C. Miller, Corporate Secretary and CFO, Mr. James P. Rousey, President and Mr. Douglas P. Ditto, Vice President.

Approved bonuses of $50,000 to Mr. Jesse T. Correll, CEO and Chairman of the Board of Directors, $25,000 to Mr. Theodore C. Miller, Corporate Secretary and CFO, $35,000 to Mr. James P. Rousey, President and $50,000 to Mr. Douglas P. Ditto, Vice President are to be paid as soon as practical.  The bonuses are based on the Company’s 2011 operating results and are not the result of any written agreement or specific formula.

Messrs. Correll and Rousey are members of the Board of Directors, but are not members of the Compensation Committee.  The Company continues to have neither written employment agreements nor oral arrangements with any of its corporate officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTG, INC.

Date:	January 3, 2012	By:	/s/ Theodore C. Miller
Theodore C. Miller
Senior Vice President and Chief Financial Officer